EXHIBIT 99.1

News Release

205 Crosspoint Parkway
Getzville, NY 14068
Immediate Release
Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results

AMHERST, NY, October 28, 2016 - Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of material handling products, technologies and services, today announced financial results for its fiscal year 2017 second quarter, which ended September 30, 2016. Financial results for the quarter include Magnetek, Inc. ("Magnetek"), which was acquired on September 2, 2015.

Second Quarter Summary (compared with prior-year period, unless otherwise noted)

•	Net sales grew 4.0% to $151.9 million

•	Achieved record gross margin of 32.7% - highest in 20 years

•	Net income was $6.8 million or $0.33 per diluted share

•	Cash provided by operating activities was $18.4 million

•	Repaid $10.8 million of debt in quarter and $27.6 million year to date: well ahead of

•	FY17 $43 million target

•	Reduced net debt to net total capitalization by 360 basis points from March 31, 2016, to 39.4%

Timothy T. Tevens, President and Chief Executive Officer, commented, "Given the sluggish growth of the global economy, volume in our hoist and rigging business was still weak in the quarter, but was more than offset by the addition of Magnetek. We believe that our record gross margin in the quarter demonstrated the success of both our lean manufacturing practices and the Magnetek acquisition.”

Mr. Tevens provided his outlook for the second half of fiscal 2017, “While we remain cautious, quoting and order activity toward the end of the quarter was clearly picking up in several regions, supporting our expectation of a stronger second half for fiscal 2017. Activity in the U.S. is stronger and Latin America has improved. Europe remained weak and the near future seems uncertain, however, we have approximately $7 million of Rail & Road projects scheduled to ship from that region in the second half of the year. Emerging markets appear to be trending upward, at a low- to mid-single digit rate. And, China, specifically, has experienced improved quotation and order activity.”

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

Second Quarter Review
Sales

($ in millions)	Q2 FY 17	Q2 FY 16	Change	% Change
Net sales	$151.9	$146.0	$5.9	4.0%
FX impact	$1.3
Net sales excluding FX	$153.2		$7.2	4.9%
U.S. sales	$98.3	$88.0	$10.3	11.7%
% of total	65%	60%
Non-U.S. sales	$53.6	$58.0	$(4.4)	(7.6)%
% of total	35%	40%
FX impact	$1.3
Non-U.S. sales excluding FX	$54.9		$(3.1)	(5.3)%

Excluding a $1.3 million unfavorable impact of foreign currency exchange, net sales (“sales”) increased $7.2 million, or 4.9%. The Magnetek acquisition contributed $16.4 million to sales in the months of July and August which, combined with very modest price improvement, more than offset lower volume. For more information on changes in sales, please see the attached tables.

Magnetek contributed $15.7 million to U.S. sales in the two additional months in the quarter, more than offsetting lower volume in the region. Sales outside of the U.S. were down $3.1 million, or 5.3%, after excluding unfavorable foreign currency exchange, on lower volume.

Operating Results

($ in millions)	Q2 FY 17	Q2 FY 16	Change	% Change
Gross profit	$49.7	$46.9	$2.8	5.9%
Gross margin	32.7%	32.1%	60 bps
Income from operations	$12.6	$6.5	$6.1	93.8%
Operating margin	8.3%	4.5%	380 bps
Net income	$6.8	$(0.4)	$7.3	NM
Diluted EPS	$0.33	$(0.02)	$0.35	NM

Higher gross profit was mostly related to $5.9 million gained from the Magnetek acquisition (two incremental months of ownership this quarter), which helped drive the record breaking gross margin. For more information on changes in gross profit, please see the attached tables.

Income from operations decreased by $2.4 million compared with adjusted income from operations of $15.0 million in the prior-year period. Lower income from operations was largely the result of lower sales volumes in the global hoist and rigging business, partially offset by the contributions of Magnetek. The acquisition added an incremental $1.9 million to operating income during the two additional months in the current quarter. Please see the attached tables for a reconciliation of GAAP income from operations to adjusted income from operations.

The effective tax rate of 34.8% is reflective of the mix in earnings by tax jurisdiction. For the year, the expected effective tax rate continues to be in the 30% to 32% range. Adjusted net income declined $1.3 million, to $7.3 million. The decline in adjusted net income was largely the result of lower sales volume. Please see the attached tables for a reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share.

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

Ahead of Target: Paying Down Debt with Strong Cash Generation
Cash generated from operating activities in the second quarter increased by $17.5 million to $18.4 million. The Company utilized that incremental cash flow to make $10.8 million of debt repayments, which reduced gross debt to $239.8 million at September 30, 2016. As a result, net debt to net total capitalization has declined 360 basis points to 39.4% since the beginning of the fiscal year.

Capital expenditures through the first half of fiscal 2017 were $8.5 million and are now expected to be approximately $16 million for the year, down from previous expectations of about $18 million.

Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which Timothy T. Tevens, President and Chief Executive Officer, and Gregory P. Rustowicz, Vice President - Finance and Chief Financial Officer, will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at http://www.cmworks.com/investors. A question and answer session will follow the formal discussion.

Columbus McKinnon’s conference call can be accessed by calling 201-493-6780 and asking for the “Columbus McKinnon conference call.” The webcast can be monitored on Columbus McKinnon’s website at www.cmworks.com/investors. An audio recording of the call will be available two hours after its completion through Friday, November 4, 2016 by dialing 858-384-5517 and entering the passcode 13645492. Alternatively, an archived webcast of the call will be on Columbus McKinnon’s web site at: www.cmworks.com/investors. In addition, a transcript of the call will be posted to the website once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, technologies, systems and services, which efficiently and ergonomically move, lift, position and secure materials and people. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its website at http://www.cmworks.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the speed at which shipments improve, the effectiveness of new products and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial Tables follow.

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2016	September 30, 2015	Change
Net sales	$151,925	$146,041	4.0%
Cost of products sold	102,196	99,096	3.1%
Gross profit	49,729	46,945	5.9%
Gross profit margin	32.7%	32.1%
Selling expenses	19,032	17,399	9.4%
% of net sales	12.5%	11.9%
General and administrative expenses	16,313	22,040	(26.0)%
% of net sales	10.7%	15.1%
Amortization of intangibles	1,765	994	77.6%
Income from operations	12,619	6,512	93.8%
Operating margin	8.3%	4.5%
Interest and debt expense	2,525	1,632	54.7%
Investment (income) loss	(88)	(376)	(76.6)%
Foreign currency exchange (gain) loss	(220)	1,459	NM
Other (income) expense, net	(48)	(108)	(55.6)%
Income before income tax expense	10,450	3,905	167.6%
Income tax expense	3,634	4,353	(16.5)%
Net income (loss)	$6,816	$(448)	NM

Average basic shares outstanding	20,202	20,086	0.6%
Basic income (loss) per share	$0.34	$(0.02)	NM

Average diluted shares outstanding	20,368	20,086	1.4%
Diluted income (loss) per share	$0.33	$(0.02)	NM

Dividends declared per common share	$0.04	$0.04

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2016	September 30, 2015	Change
Net sales	$300,938	$282,277	6.6%
Cost of products sold	203,162	191,748	6.0%
Gross profit	97,776	90,529	8.0%
Gross profit margin	32.5%	32.1%
Selling expenses	37,846	33,997	11.3%
% of net sales	12.6%	12.0%
General and administrative expenses	32,595	37,142	(12.2)%
% of net sales	10.8%	13.2%
Amortization of intangibles	3,515	1,587	121.5%
Income from operations	23,820	17,803	33.8%
Operating margin	7.9%	6.3%
Interest and debt expense	5,099	2,788	82.9%
Investment (income) loss	(305)	(504)	(39.5)%
Foreign currency exchange (gain) loss	(783)	1,274	NM
Other (income) expense, net	(128)	(113)	13.3%
Income before income tax expense	19,937	14,358	38.9%
Income tax expense	6,720	7,895	(14.9)%
Net income	$13,217	$6,463	104.5%

Average basic shares outstanding	20,169	20,054	0.6%
Basic income per share	$0.66	$0.32	106.3%

Average diluted shares outstanding	20,325	20,277	0.2%
Diluted income per share	$0.65	$0.32	103.1%

Dividends declared per common share	$0.04	$0.04

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2016	March 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,705	$51,603
Trade accounts receivable	80,351	83,812
Inventories	116,192	118,049
Prepaid expenses and other	14,239	19,265
Total current assets	256,487	272,729

Property, plant, and equipment, net	102,209	104,790
Goodwill	170,404	170,716
Other intangibles, net	119,294	122,129
Marketable securities	9,482	18,186
Deferred taxes on income	70,668	73,158
Other assets	11,200	11,143
Total assets	$739,744	$772,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$31,087	$36,061
Accrued liabilities	48,956	53,210
Current portion of long-term debt	43,045	43,246
Total current liabilities	123,088	132,517

Senior debt, less current portion	278	844
Term loan and revolving credit facility	196,478	223,542
Other non-current liabilities	121,315	129,639
Total liabilities	441,159	486,542

Shareholders’ equity:
Common stock	202	201
Additional paid-in capital	208,818	206,682
Retained earnings	186,582	174,173
Accumulated other comprehensive loss	(97,017)	(94,747)
Total shareholders’ equity	298,585	286,309
Total liabilities and shareholders’ equity	$739,744	$772,851

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2016	September 30, 2015
Operating activities:
Net income	$13,217	$6,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,928	8,521
Deferred income taxes and related valuation allowance	2,075	668
Net gain on sale of real estate, investments, and other	(115)	(375)
Stock based compensation	2,539	2,042
Amortization of deferred financing costs and discount on debt	344	256
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	3,049	3,631
Inventories	1,152	(6,150)
Prepaid expenses and other	5,102	776
Other assets	(227)	3,873
Trade accounts payable	(3,112)	(6,983)
Accrued liabilities	(2,801)	1,449
Non-current liabilities	(7,502)	(10,054)
Net cash provided by (used for) operating activities	25,649	4,117

Investing activities:
Proceeds from sale of marketable securities	9,192	5,057
Purchases of marketable securities	(207)	(4,212)
Capital expenditures	(8,450)	(8,707)
Purchase of business, net of cash acquired	(587)	(182,467)
Net cash provided by (used for) investing activities	(52)	(190,329)

Financing activities:
Proceeds from exercises of stock options	139	159
Restricted cash related to purchase of business	(588)	—
Net borrowings (payments) under line-of-credit agreements	(21,000)	179,057
Repayment of debt	(6,550)	(6,523)
Dividends paid	(1,611)	(1,604)
Other	(541)	(849)
Net cash provided by (used for) financing activities	(30,151)	170,240

Effect of exchange rate changes on cash	(1,344)	1,642

Net change in cash and cash equivalents	(5,898)	(14,330)
Cash and cash equivalents at beginning of year	51,603	63,056
Cash and cash equivalents at end of period	$45,705	$48,726

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Q2 FY 2016 to Q2 FY 2017 Sales Bridge

	Second Quarter		Year to Date
($ in millions)	$ Change	% Change	$ Change	% Change
Q2 Fiscal 2016 Sales	$146.0		$282.3
Magnetek acquisition	16.4	11.2%	40.3	14.3%
Pricing	0.3	0.2%	0.6	0.2%
Volume	(9.5)	(6.5)%	(19.5)	(6.9)%
Subtotal of change	7.2	4.9%	21.4	7.6%
Foreign currency translation	(1.3)	(0.9)%	(2.8)	(1.0)%
Total change	$5.9	4.0%	$18.6	6.6%
Q2 Fiscal 2017 Sales	$151.9		$300.9

COLUMBUS McKINNON CORPORATION
Q2 FY 2016 to Q2 FY 2017 Gross Profit Bridge

($ in millions)	Second Quarter	Year to Date
Q2 Fiscal 2016 Gross Profit	$46.9	$90.5
Magnetek Acquisition	5.9	14.2
Productivity, net of other cost changes	0.7	2.0
Prior year purchase accounting & restructuring costs	0.7	1.3
Pricing, net of material cost inflation	(0.1)	(0.1)
Product liability	(0.4)	(1.3)
Sales volume and mix	(3.6)	(7.9)
Subtotal of change	3.2	8.2
Foreign currency translation	(0.4)	(0.9)
Total change	$2.8	$7.3
Q2 Fiscal 2017 Gross Profit	$49.7	$97.8

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2016		March 31, 2016		September 30, 2015
Backlog (in millions)	$107.1		$98.6		$110.8
Project backlog (in millions, expected to ship beyond 3 months)	$46.3		$41.2		$46.8
Project backlog as % of total backlog	43.2%		41.8%		42.2%

Trade accounts receivable
Days sales outstanding (2)	48.1	days	49.2	days	50.5	days

Inventory turns per year (2)
(based on cost of products sold)	3.5	turns	3.6	turns	3.4	turns
Days' inventory	103.7	days	101.0	days	107.9	days

Trade accounts payable
Days payables outstanding (2)	27.7	days	30.8	days	23.7	days

Working capital as a % of sales (1) (2)	21.2%		21.5%		22.9%

Debt to total capitalization percentage	44.5%		48.3%		51.9%

Debt, net of cash, to net total capitalization	39.4%		43.0%		47.5%

(1) March 31, 2016 figure excludes the impact of the acquisition of Magnetek; September 30, 2015 figure excludes the impact of the acquisition of STB
(2) September 30, 2015 figures exclude the impact of the acquisition of Magnetek

Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 17	64	63	60	64	251

FY 16	63	64	60	63	250

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations and Operating Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
	$	$	$	$
Income from operations	$12,619	$6,512	$23,820	$17,803
Add back:
Canadian pension lump sum settlements	—	—	247	—
Acquisition deal costs	—	5,332	—	5,332
Acquisition related severance costs	—	2,300	—	2,300
Acquisition inventory step-up expense	—	551	—	925
European facility consolidation costs	—	288	—	585
Non-GAAP adjusted income from operations	$12,619	$14,983	$24,067	$26,945

Sales	151,925	146,041	300,938	282,277
Adjusted operating margin	8.3%	10.3%	8.0%	9.5%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations.

Columbus McKinnon Reports Second Quarter Fiscal Year 2017 Financial Results
October 28, 2016

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
	$	$	$	$
Net income	$6,816	$(448)	$13,217	$6,463
Add back:
Canadian pension lump sum settlements	—	—	247	—
Acquisition deal costs	—	5,332	—	5,332
Acquisition related severance costs	—	2,300	—	2,300
Acquisition inventory step-up expense	—	551	—	925
European facility consolidation costs	—	288	—	585
Normalize tax rate to 30% (1)	499	640	665	845
Non-GAAP adjusted net income	$7,315	$8,663	$14,129	$16,450

Average diluted shares outstanding	20,368	20,086	20,325	20,277

Diluted income per share - GAAP	$0.33	$(0.02)	$0.65	$0.32

Diluted income per share - Non-GAAP	$0.36	$0.43	$0.70	$0.81

(1) Applies a normalized tax rate of 30% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.